EXHIBIT 10.6
AMENDMENT TO CONFIRMATION
     THIS AMENDMENT (this “Amendment”) is made as of this 13th day of February 2007, between Deutsche Bank AG acting through its London branch (“Bank”) and Illumina, Inc. (“Issuer”).
     WHEREAS, Bank and Issuer are parties to a Confirmation dated as of February 12, 2007 (the “Confirmation”) relating to Warrants on shares of common stock (par value USD0.01 per share) of Issuer;
     WHEREAS, the parties wish to amend the Confirmation on the terms and conditions set forth in this Amendment;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto agree as follows:
     Section 1. Terms Used but Not Defined Herein. Terms used but not defined herein shall have the respective meanings given to them in the Confirmation.
     Section 2. Amendment to the Confirmation.
(a)	The “Premium” under the Confirmation shall be USD27,732,000.

(b)	The “Number of Warrants” under Annex A shall be 68,708 for Components 1 through 39 and 68,736 for Component 40.

(c)	Section 8(e) of the Confirmation is amended by replacing the reference to “4,809,608” with “5,496,696”.
     Section 3. Representations and Warranties.
     Issuer represents and warrants to Bank as follows:
(a)	On the date of this Amendment, (A) Issuer is not aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and documents filed by Issuer with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents) taken together with the press release dated February 13, 2007, do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b)	Issuer is not entering into this Amendment to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(c)	The representations and warranties of Issuer set forth in Section 3 of the Agreement and Section 7 of the Confirmation are true and correct and are hereby deemed to be repeated to Bank as if set forth herein.
     Section 4. Effectiveness. This Amendment shall become effective upon execution by the parties hereto.
     Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
     Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     Section 7. Effectiveness of Confirmation. Except as amended hereby, all the terms of the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.

DEUTSCHE BANK AG LONDON

By:	/s/ Andrea Leung
Name: Andrea Leung
Title: Managing Director

By:	/s/ Lee Frankenfield

Name: Lee Frankenfield
Title: Managing Director

DEUTSCHE BANK SECURITIES, INC.,

acting solely as Agent in connection with this Transaction

By:	/s/ Andrea Leung

Name: Andrea Leung
Title: Managing Director

By:	/s/ Lee Frankenfield

Name: Lee Frankenfield
Title: Managing Director
Agreed and accepted by:

ILLUMINA, INC.

By:	/s/ Christian O. Henry Name: Christian O. Henry
Title: Senior Vice President & Chief Financial Officer